                                                                     EXHIBIT 4.7

     THIS MOPPRS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, NEITHER THIS MOPPRS NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THIS MOPPRS IS ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

     THE HOLDER OF THIS MOPPRS BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS MOPPRS (OR ANY PREDECESSOR OF THIS MOPPRS), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS MOPPRS IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR AN ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS MOPPRS FOR ITS OWN ACCOUNT OR FOR AN ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, OR AS FIDUCIARY FOR THE ACCOUNT OF ONE OR MORE TRUSTS, EACH OF WHICH IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(A)(7)(OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT UPON THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, SUBJECT IN EACH OF THE FOREGOING CASES, TO A CERTIFICATION OF ASSIGNMENT IN THE FORM APPEARING ON THE OTHER SIDE OF THIS MOPPRS BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER HEREOF AFTER THE RESALE RESTRICTION TERMINATION DATE.

     THE HOLDER OF THIS MOPPRS BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE MOPPRS.

     UNLESS THIS MOPPRS IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC")(55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE

HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS MOPPRS MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. 001                                                                PRINCIPAL
CUSIP NO.: 268766 AN 2                                      AMOUNT: $200,000,000

                       EOP OPERATING LIMITED PARTNERSHIP

         6.376% Mandatory Par Put Remarketed Securities(SM) ("MOPPRS(SM)")
                             due February 15, 2012

ORIGINAL ISSUE DATE:             INTEREST RATE             STATED MATURITY DATE:
February 18, 1998                TO REMARKETING              February 15, 2012
                                 DATE: 6.376%

REMARKETING DATE:                INTEREST RATE
February 15, 2002                TO MATURITY:              To be determined as
                                                           provided herein and
                                                           set forth in the
                                                           records of the
                                                           Trustee

AUTHORIZED DENOMINATION:                    INTEREST PAYMENT DATE(S):
$100,000 and integral multiples             February 15 and August 15
of $1,000 in excess thereof

     EOP OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (the "Company"), which term includes any successor under the Indenture hereinafter referred to, for value received, hereby promises to pay Cede & Co., a nominee of the Depository Trust Company ("DTC"), or its registered assigns, the principal amount of Two Hundred Million Dollars ($200,000,000), on the Stated Maturity Dates specified above (or any earlier redemption date or repurchase date) (each such Stated Maturity Date, redemption date or repurchase date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at the Interest Rate per annum specified above to February 15, 2002 (the "Remarketing Date"), and thereafter, subject to the terms and conditions set forth herein, at the Interest Rate determined by the Remarketing Dealer (as defined below) in accordance with the procedures set forth below (the "Interest Rate to Maturity)", until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing

_________________

"Mandatory Par Put Remarketed Securities(SM)" and "MOPPRS(SM)" are service marks owned by Merrill Lynch & Co., Inc.

with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date. Interest on this MOPPRS will be computed on the basis of a 360-day year of twelve 30-day months.

     If, pursuant to the Remarketing Agreement, dated as of the date hereof (the "Remarketing Agreement"), between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), and the Company, the Remarketing Dealer elects to remarket the MOPPRS, then, except as otherwise set forth herein, (i) this MOPPRS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth herein, and (ii) on and after the Remarketing Date, this MOPPRS shall bear interest at the Interest Rate to Maturity determined by the Remarketing Dealer in accordance with the procedures set forth in Section 3 herein. the Remarketing Dealer's duties set forth herein shall be performed pursuant to the Remarketing Agreement.

     Interest on this MOPPRS will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this MOPPRS (or one or more predecessor MOPPRS) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"). Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on any Record Date, and, instead, shall be paid to the person in whose name this MOPPRS is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this MOPPRS by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

     Payment of principal and premium, if any, in respect of this MOPPRS due on the Maturity Date will be made in immediately available funds upon presentation and surrender of the MOPPRS at the office or agency maintained by the Company for that purpose in Boston, Massachusetts with a drop facility maintained in New York, New York. The Company hereby initially designates the Corporate Trust Office of the Trustee in Boston, Massachusetts as the office to maintained by it where MOPPRS may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Company in respect of the MOPPRS or the Indenture referred to on the reverse hereof may be served. Payment of interest due on any Interest Payment Date will be made at the aforementioned office or agency maintained by the company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of MOPPRS (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. Notwithstanding the foregoing or any provision hereof, if this MOPPRS is a global security (as evidenced by the legend first set forth above and provided in the Indenture), and is held in book-entry form through the facilities of DTC, payments on this MOPPRS will be made to DTC or its nominee in accordance with the arrangements then in effect between the Trustee and DTC.

     If any Interest Payment Date or Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if it were made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York or Boston, Massachusetts.

     The Company is obligated to make all payments of principal, premium, if any, and interest in respect of this MOPPRS in such coin or currency of the United States of America as at the time of such payment is legal tender for the payment of public and private debts in the United States of America.

     Reference is hereby made to the further provisions of this MOPPRS set forth on the reverse hereof, which further provisions shall have the same force and effect as if set forth on the face hereof.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this MOPPRS shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, EOP OPERATING LIMITED PARTNERSHIP has caused this MOPPRS to be duly executed by one of its duly authorized officers.

Dated: February 18, 1998            EOP OPERATING LIMITED PARTNERSHIP,
                                       as Issuer


                                    By:   EQUITY OFFICE PROPERTIES TRUST,
                                          not individually but as
                                          General Partner


                                    By:   /s/ Timothy H. Callahan
                                          ----------------------------
                                          Timothy H. Callahan
                                   Its:   President and Chief Executive Officer



                             and    By:   /s/ Richard D. Kincaid
                                          ----------------------------
                                          Richard D. Kincaid
                                   Its:   Chief Financial Officer

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.


Dated: February 18, 1998            STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee


                                    By:   /s/ Donald E. Smith
                                          ----------------------------
                                          Authorized Officer

                            [REVERSE OF CERTIFICATE]

                       EOP OPERATING LIMITED PARTNERSHIP

         6.376% MandatOry Par Put Remarketed SecuritiesSM ("MOPPRSSM")
                             due February 15, 2012

     1. Indenture. (a) This MOPPRS is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of September 2, 1997, as amended or supplemented (the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This security is one of the series of Debt Securities designated as "6.376% MandatOry par Put Remarketed SecuritiesSM due February 15, 2012" ("MOPPRSSM"), which MOPPRS are limited to $250,000,000 aggregate principal amount. All terms used but not defined in this MOPPRS shall have the meanings assigned to such terms in the Indenture. Except where the context otherwise requires, all references in this MOPPRS to "this MOPPRS", "this Security", "herein" or "hereof" or similar terms shall include the Indenture.

     (b) The MOPPRS are issuable only in registered form without coupons in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

     (c) This MOPPRS will not be subject to any sinking fund and will not be repayable at the option of the Holder hereof prior to the Stated Maturity Date.

     2. Mandatory Tender. Provided that on a Business Day not later than five Business Days prior to the Remarketing Date the Remarketing Dealer notifies the Company and the Trustee of its election to purchase the MOPPRS on the Remarketing Date for remarketing (the "Notification Date"), this MOPPRS shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the MOPPRS, for remarketing on the Remarketing Date, subject in each case to the conditions described herein and set forth in theRemarketing Agreement. The purchase price for the tendered MOPPRS shall equal 100% of the principal amount thereof. From and after the Remarketing Date, the MOPPRS shall bear interest at the Interest Rate to Maturity determined pursuant to Section 3 hereof. If the Remarketing Dealer elects to remarket the MOPPRS, the obligation of the Remarketing Dealer to purchase this MOPPRS on the Remarketing Date is subject to the conditions specified in Section 8 of the Remarketing Agreement. If for any reason the Remarketing Dealer does not purchase all tendered MOPPRS on the Remarketing Date, the Company shall be required to repurchase from the Beneficial owners thereof, and the Beneficial Owners will be required to sell to the Company, all the MOPPRS at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date as provided in Section 4 hereof.

     "Beneficial Owner" shall mean each person who acquires an interest in the MOPPRS which is reflected on the records of the DTC through its participants.

     3. Determination of Interest Rate to Maturity. (a) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in Section 2 hereof and the Remarketing Agreement, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on and as of the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.488% (the "Base Rate") plus the Applicable Spread, which will be based on the Dollar Price of the MOPPRS.

     The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest,
(ii) a maturity date equal to the Stated Maturity Date of the MOPPRS, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Company and the Trustee.

     "Dollar Price" means, with respect to the MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate.

     "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in the City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer.

     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for the Remarketing Date.

     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being purchased.

     "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate page 500" (or such other page as may replace Telerate Page
500), or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, "Telerate Page 500" means the display designated as "Telerate page 500" on Dow Jones markets Limited (or such other page as may replace Telerate page 500 on such service) or such other service displaying the offer prices specified in
(a) above as may replace Dow Jones markets Limited.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc. and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MOPPRS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

     (b) Provided that the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all tenders MOPPRS on the Remarketing Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date, of the Interest Rate to maturity. All of the tendered MOPPRS shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.

     In the event that the Remarketing Dealer purchases the tendered MOPPRS on the Remarketing Date, the Remarketing Dealer shall make or cause the Trustee to make payment (from monies deposited with it by the Remarketing Dealer or the Company) to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS, of 100% of the principal amount of the tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, it shall be the obligation of the Company to make or cause to be made such payment for the MOPPRS, as provided in Section 4 hereof. In any case, the Company shall make or cause the Trustee to make payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book-entry through DTC by the close of business on the Remarketing Date.

     "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owner's acquire, directly or indirectly, an interest in the MOPPRS.

     The transactions set forth in this Section shall be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the representative DTC participants will be debited and credited and the MOPPRS delivered by book entry as necessary to effect the purchases and sales thereof.

     Transactions involving the sale and purchase of MOPPRS remarketed by the Remarketing Dealer on and after the Remarketing Date shall settle in immediately available funds through DTC's Same-Day Funds Settlement System.

     The tender and settlement procedures set forth above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial owners of tendered MOPPRS, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of MOPPRS in certificated form, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing. In addition, the Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

     As long as DTC's nominee holds the certificates representing any MOPPRS in the book-entry system of DTC, no certificates for such MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such MOPPRS effected in the remarketing.,

     (c) Notwithstanding any provision herein to the contrary, upon the occurrence of any event as specified in Section 11(b) of the Remarketing Agreement, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the MOPPRS for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 3(a) hereof, except that for purposes of determining the new Interest Rate to maturity pursuant to this paragraph, the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MOPPRS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the record and Beneficial Owners and Holders of the MOPPRS or after the Remarketing Date, the Company and the Trustee.

     4. Repurchase. In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) any event or failure of conditions as set forth in Section 8 and Section 11 of the Remarketing Agreement shall have occurred at any time after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS, or (iv) the Remarketing Dealer for any reason does not elect to purchase the MOPPRS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Company shall repurchase all the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Company through the Trustee to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS.

     5. Redemption. If the Remarketing Dealer elects to remarket the MOPPRS on the Remarketing Date, the MOPPRS shall be subject to redemption at the option of the Company from the Remarketing Dealer, as a whole but not in part, as set forth in this Section. The Company shall notify the Remarketing Dealer, and the Trustee, not later than the Business Day immediately preceding the Determination Date, if the Company irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. If the Company so elects, it shall redeem the MOPPRS by payment to the Remarketing Dealer as provided in the Remarketing Agreement.

     The "Optional Redemption Price" shall be greater of (i) 100% of the principal amount of the MOPPRS and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects of redeem the MOPPRS, it shall pay such Optional Redemption Price in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

     6. Effect of Events of Default. If any Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of this MOPPRS may, and in certain cases shall, be accelerated in the manner and with the effect provided in the indenture.

     7. Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of certain Debt Securities or (ii) certain covenants and Events of Default with respect to the Debt Securities, in each case upon compliance with certain conditions set forth therein. Except as otherwise permitted herein and in the Remarketing Agreement, prior to the Remarketing Date, neither the Company nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MOPPRS prior to the remarketing thereof by the Remarketing Dealer; provided, however, that the provisions in Article Fourteen of the Indenture relating to covenant defeasance shall apply to the MOPPRS at all times.

     8. Maintenance in Book-Entry Form. Notwithstanding any provision to the contrary set forth in the Indenture, the Company (i) shall use its reasonable best efforts to maintain the MOPPRS in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form, and (ii) waives any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form.

     9. Tax treatment. Each Holder and Beneficial Owner of this MOPPRS or any interest therein prior tot he remarketing on the Remarketing Date, by its purchase of this MOPPRS or any interest therein, agrees to treat this MOPPRS as maturing on the Remarketing Date for United States federal income tax purposes.

    10. Amendment and Modification. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the Holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this MOPPRS shall be conclusive and binding upon such Holder and upon all future Holders of this MOPPRS and other MOPPRS issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this MOPPRS.

    11. Obligation to Pay Principal, premium, if any, and Interest. No reference herein to the Indenture and no provision of this MOPPRS or of the Indenture shall alter and impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium. if any, and interest in respect of this MOPPRS at the times, places and rate formula, and in the manner and coin currency, herein prescribed.

     12. Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this MOPPRS is registrable in the Security Register of the Company upon surrender of this MOPPRS for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MOPPRS having the same terms and provisions, of authorized denominations and for the same aggregate principal amount, will be issued by the Company to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this MOPPRS is exchangeable for a like aggregate principal amount of MOPPRS of different authorized denominations but otherwise having the same terms and provisions, as requested by the Holder hereof surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this MOPPRS for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this MOPPRS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

     13. No Recourse to General Partner. No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in this MOPPRS or coupon appertaining thereto, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium, or Liquidated Damages, if any, interest or any other amounts due, or claimed to be due, on this MOPPRS), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against the General Partner or any other partner, or any person which owns an interest, directly or indirectly, in any partner, in the Company, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Company or the General Partner or of any successor, either directly or through the Company or the General Partner or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     14. Registration Rights Agreement. The Holder of this MOPPRS is entitled to the benefits of and is subject to the obligations contained in a Registration Rights Agreement (the "Registration Rights Agreement") (subject to the provisions thereof), dated as of February 18, 1998, between the Company and the Initial Purchasers, as defined in the Registration Rights Agreement. The Company shall pay Liquidated Damages to the Holder of this MOPPRS as provided in the Registration Rights Agreement.

     15. Liquidated Damages. Whenever in this MOPPRS there is a reference, in any context, to the payment of the principal of, premium, if any, or interests on, or in respect of, the MOPPRS, such mention shall be deemed to include mention of the payment Liquidated Damages payable as described above to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of the Note and express mention of the payment of Liquidated Damages in any provisions of this MOPPRS shall not be construed as excluding Liquidated Damages in those provisions of this MOPPRS were such express mention is not made.

     16. Governing Law. The Indenture and this MOPPRS shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this MOPPRS, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
UNIF GIFT MIN ACT - ________ Custodian __________
                     (Cust)             (minor)
                 under Uniform Gifts to Minors Act


                         _________________ (State)

TENENT - as tenants by the entireties
JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common


     Additional abbreviations may also be used though not in the above list.

                              ___________________

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sells(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
             OTHER
IDENTIFYING NUMBER OF ASSIGNEE


_____________________________________


________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)


_______________________________________ this MOPPRS and all rights thereunder hereby irrevocably constituting and appointing


_______________________________________ Attorney to transfer this MOPPRS on the books of the Trustee, with full power of substitution in the premises.


Dated: ____________                _________________________________________

                                   _________________________________________

                                   Notice: The signature(s) on this Assignment must correspond with the name(s) written upon the face of this MOPPRS in every particular, without alteration or enlargement or any change whatsoever.